AMENDED EMPLOYMENT AGREEMENT

         THIS AGREEMENT is effective as of October 28, 1998 ("the "Effective Date") by and between Pease Oil and Gas Company, a Nevada corporation ("Corporation") and Willard H. Pease, Jr.
("Employee").

         The Corporation and Employee has employed Employee pursuant to the terms of an Employment Agreement dated September 16, 1994. For consideration, the receipt and sufficiency of which is acknowledged, the parties have agreed to modify the agreement to provide as set forth in this Amended Employment Agreement ("Amended Agreement").

         The Parties hereby enter into this Amended Agreement (i) setting forth their mutual promises and understandings and (ii) mutually acknowledging the receipt and sufficiency of consideration to enter into this Amended Agreement as of the Effective Date.

                                    ARTICLE 1

                     EMPLOYMENT DUTIES AND RESPONSIBILITIES

     Section 1.1. Employment. The Corporation shall employ the Employee as its Manager of Operations. The Employee accepts such employment effective on the Effective Date and agrees to abide by the Articles of Incorporation, Bylaws and decisions of the Board of Directors of the Corporation.

     Section 1.2. Duties and Responsibilities. The Employee is employed pursuant to the terms of this Amended Agreement and agrees to render exclusive and full-time services to the Corporation under this Amended Agreement. The Employee shall be vested with authority to and shall, to the best of his ability, direct, supervise and implement certain day-to-day operations of the Corporation. The Employee shall perform such duties as (i) are specified by the President of the Corporation and (ii) may be determined and assigned to him from time to time by the Board of Directors of the Corporation. The Employee may not pursue any other material business activities on his own behalf unless the Board of Directors in a formal written statement expressly authorizes the Employee to do so.

     Section 1.3. Working Facilities. The Employee shall be based in the Grand Junction, Colorado metropolitan area where the Corporation shall provide reasonable office facilities. The Employee agrees to travel to the extent necessary to perform his duties hereunder. ^The Corporation shall provide reasonable transportation to perform these duties.

         Section 1.4. Vacations. The Employee shall be entitled to vacations totaling at least two weeks per year. Each vacation shall be taken by the
Employee over a period meeting with the approval of the President or the Board of Directors of the Corporation and no one vacation shall be so long as to disturb the operations of the Corporation. Should the business of the Corporation preclude the Employee from taking all vacation earned during a year, then, with the consent of the President or the Board of Directors, the vacation shall be accrued and available to be taken by the Employee in subsequent years. If the Board of Directors does not consent to such accrual of vacation time, the Corporation shall pay the Employee an airnount equal to the number of days of unused vacation times the Employee's equivalent daily compensation.

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         Section 1.5.      Expenses.

                  A. Employee Reimbursed for Expenses. During the period of employment pursuant to this Amended Agreement, the Employee will be reimbursed for reasonable expenses incurred for the benefit of the Corporation in accordance with the general policy of the Corporation as adopted from time to time by the Corporation's Board of Directors, and specifically approved beforehand by the Board of Directors. While employed under this Amended Agreement, Employee shall be entitled to use the Corporation automobile provided by the corporation for use by Employee prior to the Effective Date .

                  B. Additional Expenses. In addition to such reimbursable expenses, the Employee may incur in the course of the employment by the Corporation certain other necessary expenses of the business which the Employee will be required to pay personally but which the Corporation shall be under no obligation to reimburse or otherwise compensate the Employee, including, but not limited to, the cost of maintaining office facilities in the Employee's home or similar items of reasonable and necessary expense incurred by the Employee in the course of employment. However, nothing in this Section shall prevent the Corporation from assuming to pay or reimbursing the Employee for any such expense if the Board of Directors so determines.

                  C. Employee Shall Account for Expenses to Corporation. With respect to any expenses which are reimbursed by the Corporation to the Employee, the Employee agrees to make an itemized accounting to the Corporation (i) for proper accounting by the Corporation and (ii) in detail sufficient to entitle the Corporation to an income tax deduction for paid items if deductible.

         Section 1.6. Review of Work. The Employee's performance shall a all times be subject to review by the Board of Directors, in its sole discretion

                                    ARTICLE 2

                                  COMPENSATION

         Section 2.1. Salary. Commencing effective the Effective Date, the Corporation shall pay a salary to the Employee during the term of this Amended Agreement at an annual rate of $80,000, bi-weekly, or such other amount as determined from time to time by the Board of Directors.

         Section 2.2. Death During Employment. In the event of the Employee's death during the term of this Amended Agreement the Corporation shall pay to the Employee's estate, bi-weekly, the compensation which otherwise would be payable to the Employee for 60 days following the Employee's death at the rate of compensation described in Section 2.1


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         Section  2.3.  Benefits.  In  addition to all other  compensation,  the
Employee shall be entitled to participate in any pension plans, profit sharing plans, medical or dental reimbursement plans, group term or other life insurance plans, medical or hospitalization insurance plans and any other group employee benefit plan which may be established by the Corporation. Such participation shall be in accordance with the terms of any such plan as adopted and maintained by the Corporation.

         Section 2.4. Life and Disability Insurance. The Corporation may obtain for its own benefit such amounts of key executive term life insurance on the life of the Employee as it may deem necessary or advisable. The proceeds of this may be used to pay Corporation obligations under Sections 2.2 and 3.6 of this contract; but the Corporation's obligations thereunder shall be absolute.

                                    ARTICLE 3

                       TERM OF EMPLOYMENT AND TERMINATION

         Section 3.1. Term. Employment under this Amended Agreement shall be "at will" with no specific term and shall be in effect for a period until termination in accordance with this Article 3 (the "Term").

         Section 3.2. Termination by the Corporation Without Cause. The Board of Directors, without cause, may terminate this Amended Agreement at any time upon 30 days written notice to the Employee, unless Section 3.7 applies in which case this Section 3.2 shall be inapplicable. In such event, the Employee, if requested by the Board of Directors, shall continue to render the services required under this Amended Agreement for 30 days. Upon termination under this
Section 3.2, the Employee shall be paid $150,000 in a lump sum within 30 days of termination. All outstanding stock options will be extended to the original expiration date established at the date of grant.

         Section 3.3. Termination by the Employee Without Cause. The Employee, without cause, may terminate this Amended Agreement upon 90 days written notice to the Corporation. In such event, the Employee shall, if requested by the Corporation, continue to render the services required under this Amended Agreement to the date identified in the Employee's written notice. The Employee shall continue to be paid compensation at the rate set forth in Section 2.1 of this Amended Agreement for at least 30 days and thereafter through the earlier of (i) the date identified in the Employee's written notice or (ii) the date through which the Employee furnishes services at the request of the Corporation, and no further payments shall be made by the Corporation unless agreed to by the Board of Directors.

         Section 3.4. Termination by the Corporation With Cause. The Corporation may terminate the Employee's employment for cause, which shall be limited to the following: (a) the Employee's knowing and willful or reckless commission of an act of gross misconduct which the Employee knows or reasonably should have known at the time would be injurious to the Corporation; or (b) the Employee's refusal to devote substantially all his time and efforts to his duties under this Amended Agreement after the Board of Directors has notified the Employee in writing of his noncompliance; or (c) the Employee's continued refusal, after written notice from the Board of Directors to follow the specific instructions of the Board of Directors. Termination pursuant to this subsection shall result in

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no further  compensation being due or payable to the Employee hereunder from and as of the date of such termination.

     Section 3.5. Termination Upon Death of Employee. Subject to Section 2.3 of this Amended Agreement, this Amended Agreement shall be terminated in the event of the Employee's death.

         Section 3.6. Termination Upon Disability of Employee. The Corporation may terminate the Employee's employment if, during the Term, the Employee becomes physically or mentally disabled, whether totally or partially, so that the Employee is unable substantially to perform his services under this Amended Agreement (i) for a period of two consecutive months or (ii) for shorter periods aggregating four months during any twelve month period, by written notice to the Employee. Notwithstanding any such disability, the Corporation shall continue to pay the Employee his full salary up to and including the date of such termination and for 12 months thereafter in addition to any amounts payable to Employee under any disability or similar insurance.

         Section 3.7. Termination Upon Change of Control. If the Employee is terminated as a direct or indirect result of either (i) actions taken by the Board of Directors following the replacement of at least 40% of the members of the Board of Directors with persons who are not also employees of the Corporation in any 15 month period which were opposed by a majority of the directors before the replacement, (ii) a shareholder or group of shareholders or a person acting on behalf of shareholders increasing his, hers, their or its ownership of the Corporation's outstanding stock by more than 10% within 24 months of the Employee's termination, or (iii) upon a merger, consolidation or other business combination where the Corporation is not the surviving entity, then the Employee shall be paid in a lump surn an amount equal to $150,000 within 30 days of termination. Further, all amounts then owed by Employee to the Corporation shall be deemed to be paid in full and all outstanding stock options shall become immediately exercisable. The Corporation shall within 10 business days pay in full all amounts then owed to the Employee or any affiliates of the Employee, including members of the family of Willard Pease, Jr., family businesses or family partnerships. If the Corporation does not pay the amount specified by this Section 3.7 on a timely basis, the unpaid amount shall bear interest at ten percent per annum until paid and the Corporation shall pay all costs and expenses, including attorney's fees, incurred by the Employee in collecting all amounts owed under this Section 3.7.

         Section 3.8. Resignation as Director. Upon any termination described in Sections 3.2 through 3.7, Employee shall promptly resign as a Director of the Corporation. Employee's right to compensation upon termination, as set forth in sections 3.2 and 3.7 shall be subject to such resignation.

                                    ARTICLE 4

                            DISCLOSURE OF INFORMATION

         Section 4.1.      Definitions.

                  4.1.1.  As used  herein,  the term  "proprietary  information"
         shall  mean   technical   information   and  know-how   concerning  the
         Corporation's oil and gas exploration, development,

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



         production and servicing business and its related equipment, books, maps and records developed by or otherwise owned or controlled by the Corporation.

                  4.1.2. As used herein, the term "trade secrets" shall mean any proprietary information and any other non-public information used by the Corporation, including such matters as geologic records, maps, surveys, documents evidencing interests in real property, patented or unpatented technology, supplier information, books, processes, concepts, methods, formulae or technique know-how, customer or vendor lists or information or development plans or strategy, owned or controlled by the Corporation or otherwise subject to an obligation or intent of the Corporation to maintain the confidentiality thereof which is of a proprietary or secret nature and which is or may be applicable to, or related to the business, equipment or services, present or future,  of  the  Corporation  or  the  oil  and  gas  exploration  and development business of the Corporation, or the contractual relationships of the Corporation with customers or clients.

                  4.1.3. As used herein, the term "document" shall mean any data, notes, drafts, manuals, blueprints, maps, notebooks, reports, photographs, drawings, sketches or other records, in any tangible form whatsoever, whether originals, copies, reproductions, or excerpts, produced or obtained from the Corporation by the Employee or any other representative of the Corporation which relates to trade secrets of the Corporation.

                  4.1.4. As used herein, the term "Corporation invention" shall mean any invention, discovery, improvement, or trade secret, whether patentable or not and whether or not reduced to practice, conceived or learned by the Employee either alone or jointly with others, while employed by the Corporation, which relates to or results from the actual or anticipated investigation, research, development, or production of the Corporation, or which results to any extent from use of the Corporation's facilities.

                  4.1.5. As used herein, the term "Corporation" shall mean not only the Corporation as first defined above, but also the Corporation's subsidiaries and all affiliates of the Corporation.

         Section 4.2. Employee Shall Not Disclose Proprietary Information or Trade Secrets. The Employee recognizes that the trade secrets of the Corporation, as they may exist from time to time, are a valuable, special and unique asset of the Corporation. The Employee will not, during or for a period of 24 months after termination of the Employee's employment relationship under this Amended Agreement, disclose or confirm the Corporation's trade secrets or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, without the prior written authorization to do so from the Corporation.

         Further, all documents shall be property of the Corporation and the Employee shall not remove these documents upon termination of employment with the Corporation except pursuant to a specific authorization in writing from the Board of Directors of the Corporation. The Employee agrees that any document produced or obtained by the Employee while employed by the Corporation shall be the sole and exclusive property of the Corporation. The Employee agrees to return any such document to the

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Corporation Immediately upon termination of employment with the Corporation,  or upon request of the Corporation.

         In no event shall the Employee copy or remove any documents of any person, Corporation or association with whom the Employee did not directly work while an Employee of the Corporation.

         The Employee recognizes and acknowledges that much of the information and knowledge which he has received or will receive by virtue of his employment with the Corporation is or will be proprietary information and trade secrets which have unique, special value to the successful operation of the Corporation's business. The Employee agrees not to disclose any proprietary information or trade secrets to any other person for any purpose, for his own direct or indirect benefit or the benefit of any other employer or affiliate during the term of this Amended Agreement or for a period of 24 months thereafter without the prior written consent of the Corporation.

         The aforesaid noncompetition covenant shall remain in any effect at all times while the Employee is in the employ of the Corporation and for a period of 24 months after termination of the Employee's relationship with the Corporation in any capacity whatsoever, regardless of the reason for termination or cessation of the Employee's relationship. The aforesaid covenant is intended to be a reasonable restriction on the Employee. If all, or any portion of the covenant is held unreasonable or unenforceable by a court or agency having valid jurisdiction, the Employee expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made apart of this Article 4.

         Section 4.3. Duty of Loyalty, Conflicts of Interest. The Employee agrees that he will not, while employed by the Corporation and for a period of 24 months thereafter, be an employee or consultant, or assist in any way, or work directly or indirectly on behalf of, any person, corporation, firm or other entity engaged in, or proposing to engage in, any line of business which would directly compete or conflict with the Corporation's business, without the prior express written consent of the Corporation. Notwithstanding the foregoing, however, the Corporation and the Employee acknowledge that at the present time, the Employee individually owns various interests in certain oil and gas properties in which the Corporation also owns interests and/or which are operated by the Corporation; and the parties agree that in such circumstances, where the Board of Directors is fully informed about and approves of the Employee's individual interest in a business opportunity of the Corporation, it shall not be considered a violation of this Section 4.3. The Employee agrees that he will not use any assets of the Corporation for his own individual projects and that he will not use any proprietary information to the disadvantage of the Corporation. The Employee agrees that he will not interfere with the right of the Corporation to do business with any person, corporation, firm or other entity.

         Section 4.4. Enforcement. The Employee acknowledges that monetary damages would not adequately or fairly compensate the Corporation for breach of any of the obligations of the Employee under Article 4 of this Amended Agreement and agrees that in the event of any breach or threatened breach the Corporation shall be entitled to seek appropriate injunctive relief from a court of competent jurisdiction, in addition to any other relief or damages which may be available.

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                                    ARTICLE 5

                                  MISCELLANEOUS

         Section 5.1. Colorado Law. It is the intention of the parties hereto that this Amended Agreement and its performance hereunder be construed in accordance with and pursuant to the laws of the state of Colorado and that, in any action, special proceedings, or other proceeding that may be brought arising out of, in connection with, or by reason of this Amended Agreement, the law of the state of Colorado shall be applicable and shall govern to the exclusion of any forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     Section 5.2. No Waiver. No provision of this Amended Agreement may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

         Section 5.3. Amendment. This Amended Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Amended Agreement a written instrument setting forth such changes, signed by all of the parties.

         Section 5.4. Effect of Agreement. The terms of this Amended Agreement shall be binding upon and inure to the benefit of the Employee and the Corporation and their heirs, personal representa tives, successors and assigns to the extent that any such benefits survive or may be assigned under the terms of this Amended Agreement.

     Section 5.5. Construction. Throughout this Amended Agreement the singular shall include the plural, the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

     Section 5.6. Text to Control. The headings of articles and sections are included solely for convenience or reference. If any conflicts between any headings and the text of this Amended Agreement exists, the text shall control.

         Section 5.7. Severability. If any provision of this Amended Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Amended Agreement shall be construed and enforced as if such invalid provisions never had been inserted in the Amended Agreement.

         Section 5.8. Complete Agreement. This Amended Agreement contains the complete agreement concerning the employment arrangement between the Parties and shall, as of the Effective Date hereto, supersede all other agreements between the parties, whether oral or written. The parties acknowledge that neither of them has made any representations with respect to the subject matter of this Amended Agreement, including the execution and delivery hereof, except such representations as are

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specifically set forth herein, and each of the parties hereto  acknowledges that he or it has relied on his or its own judgment in entering into this Amended Agreement. The parties hereto further acknowledge that any statement or representation that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other. Employee hereby waives and releases any obligation by the Corporation under the original Employment Agreement and any other claims which Employee might otherwise assert against the Corporation or its officers or directors through the Effective Date except as set forth in this Agreement.


         Section 5.9. Binding Arbitration. Any controversy arising out of or relating to this Amended Agreement or any modification or extension of this Amended Agreement, including any claim for damages and/or rescission, shall be settled by binding arbitration in Grand Junction, Colorado in accordance with the Commercial Arbitration rules of the American Arbitration Association before a panel of one arbitrator. The arbitrator sitting in any such controversy shall have no power to alter or modify any express provisions of the Amended Agreement or to render any award which by its terms effects any such alteration, or modification. This section shall survive the termination of the Amended Agreement.




         Wherefore, the Parties have signed this Amended Agreement effective as of the date first above written.

                           PEASE OIL AND GAS COMPANY,
                              a Nevada corporation



                                By _______________________________________
                                    President

                           EMPLOYEE



                                     ------------------------------------------
                                     Willard H. Pease, Jr.






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         Section 5.10.  General  Release.  Employee,  on his own behalf,  and on behalf of his heirs and assigns, hereby fully and forever unconditionally releases and discharges the Corporation, all of its past and present parent, subsidiary, affiliated and related corporations, their predecessors, successors and assigns, together with their divisions and departments, and all past or present officers, directors, employees, insurers and agents of any of them, (hereinafter referred to collectively as "Releasees"), of and from, and covenants not to sue or assert against Releasees, for any purpose, all claims, administrative complaints, demands, actions and causes of action, of every kind and nature whatsoever, whether at law or in equity, arising from or in any way related to my employment by the Corporation including the termination thereof, based in whole or in part upon any act or omission concerning on or before the date of this general release, whether negligent or intentional, without regard to Employee's present actual knowledge of the act or omission, which Employee may now have, or which Employee, or any person acting on his behalf may at any future time have or claim to have, including specifically, but not by way of limitation, unpaid wages, unpaid benefits, matters which may arise at common law, such as breach of contract, express or implied, promissory estoppel, wrongful discharge, tortious interference with contractual rights, infliction of emotional distress, defamation, or under federal, state or local laws, such as the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Family and Medical Leave Act, the Pregnancy Disability Act, the Equal Pay Act, and the Colorado Civil Rights Act, excepting
only  retirement   benefits   described  herein,   COBRA  rights,   unemployment
compensation and worker's compensation. Employee warrants that he has not assigned or transferred any right or claim described in this general release. Employee expressly assumes all risk that the facts and law concerning this general release may be other than as presently known to Employee, and acknowledges that, in signing this general release, Employee is not relying on any information provided by Releasees or upon Releasees to provide information not known to Employee. Employee acknowledges that he has been advised to consult an attorney regarding this release. This release shall be governed by and construed in accordance with the laws of Colorado. In the event of any dispute under this release, the prevailing party shall be entitled to recover all costs and reasonable attorneys' fees incurred in connection therewith.




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